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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12
ALTIGEN COMMUNICATIONS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ALTIGEN COMMUNICATIONS, INC.

Notice of Annual Meeting of Stockholders
To Be Held on February 7, 2008

To Our Stockholders:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the Annual Meeting) of AltiGen Communications, Inc. (AltiGen), a Delaware corporation, will be held on February 7, 2008 at 10:00 a.m., local time, at our principal executive offices, located at 4555 Cushing Parkway, Fremont, California 94538, for the following purposes:

          1.     To elect one Class III director to serve for a three-year term expiring on the date on which our Annual Meeting of Stockholders is held in 2011.

          2.     To ratify the appointment of Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2008.

          3.     To transact such other business as may properly come before the Annual Meeting or at any and all adjournments or postponements thereof.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

        Only holders of record of AltiGen common stock on the close of business on December 14, 2007 are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.

        You are cordially invited to attend the Annual Meeting in person. To assure your representation at the Annual Meeting, you are urged to complete, sign, date and return the enclosed proxy card as promptly as possible in the self-addressed, postage-prepaid envelope enclosed for that purpose. Your shares will be voted in accordance with the instructions you give on the proxy. You can attend the Annual Meeting and vote in person even if you have returned a proxy. Please note, however, that if your shares are held in street name by a broker, bank or other nominee and you wish to attend the Annual Meeting and vote in person you must obtain a proxy issued in your name from the holder of record.

By Order of the Board of Directors

Philip M. McDermott Chief Financial Officer and Secretary

Fremont, California
January 3, 2008

YOUR VOTE IS IMPORTANT

        To assure your representation at the Annual Meeting, you are requested to complete, sign and date the enclosed proxy as promptly as possible and return it in the self-addressed, enclosed envelope, which requires no postage if mailed in the United States.

ALTIGEN COMMUNICATIONS, INC.

PROXY STATEMENT

Introduction

        The enclosed proxy is solicited on behalf of the Board of Directors of AltiGen Communications, Inc. (AltiGen) for use at the Annual Meeting of Stockholders to be held on February 7, 2008 at 10:00 a.m., local time (the Annual Meeting), or at any and all adjournments or postponements thereof, for the purposes set forth in this proxy statement and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at our principal executive offices located at 4555 Cushing Parkway, Fremont, California 94538. Our telephone number is (510) 252-9712.

        These proxy solicitation materials were mailed on or about January 4, 2008 to all stockholders of record entitled to vote at the Annual Meeting.

Record Date and Voting Securities

        Only stockholders of record on the close of business on December 14, 2007 are entitled to notice of and to vote at the Annual Meeting. As of December 14, 2007, 15,824,125 shares of our Common Stock were issued and outstanding. No shares of our Preferred Stock were outstanding.

Revocability of Proxies

        Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use:

  •
  by delivering to our secretary a written notice of revocation;

  •
  by delivering to our secretary a duly executed proxy bearing a later date; or

  •
  by attending the Annual Meeting and voting in person.

        Attendance at the Annual Meeting will not, in and of itself, revoke a proxy.

Voting and Discretionary Voting

        Properly executed proxies received prior to the meeting, and not subsequently revoked in the manner described above, will be voted in accordance with the instructions on such proxies. Where no instructions are given, proxies will be voted FOR the director nominees, described herein, FOR the ratification of the auditors, and with respect to any other matter that may properly be brought before the Annual Meeting, in accordance with the judgment of the proxy holders.

        You are entitled to one vote for each share of Common Stock held on all matters presented at the Annual Meeting. You do not have the right to cumulate votes in the election of directors. Voting instructions are included on the proxy or voting instruction card.

Solicitation

        This solicitation of proxies is made by the Board of Directors of AltiGen, and all costs associated with soliciting proxies will be borne by AltiGen. In addition, we will reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may be solicited by certain of our directors, officers and regular employees, without additional compensation, personally or by telephone, facsimile or telegram.

Quorum; Abstentions; Broker Non-Votes

        The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of Common Stock issued and outstanding and entitled to vote at the meeting as of the record date. All shares represented at the meeting, whether in person or by proxy, will be counted for the purpose of establishing a quorum.

        While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions (including "withheld votes"), we believe that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of shares present and entitled to vote with respect to a proposal (other than the election of directors). In the absence of controlling precedent to the contrary, we intend to treat abstentions in this manner, which we believe to be in accordance with Delaware law. Accordingly, abstentions will have the same effect as a vote against a proposal.

        Under current Delaware case law, broker non-votes (i.e., the votes of shares held of record by brokers as to which the underlying beneficial owners have given no voting instructions) are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but are not counted for purposes of determining the total number of shares present and entitled to vote with respect to a particular proposal on which the broker expressly has no instructions to vote. Accordingly, we intend to treat broker non-votes in this manner. Thus, a broker non-vote will make a quorum more readily obtainable, but will not otherwise affect the outcome of the voting on a proposal.

Stockholder Nominations and Proposals

        Our Bylaws provide that nominations for the election of directors and business proposed to be brought before any stockholder meeting may be made by the Board of Directors or proxy committee appointed by the Board of Directors or by any stockholder entitled to vote in the election of directors generally if such nomination or proposed business is properly brought before the meeting. Any stockholder may nominate one or more persons for election to the Board of Directors at a meeting or propose business to be brought before a meeting of the stockholders, or both, only if such stockholder has given timely notice in proper written form of its intent to make such nomination or nominations or to propose such business. To be timely for an upcoming annual meeting, a stockholder's notice must be delivered to or mailed and received at our principal executive offices not less than one hundred twenty (120) calendar days prior to the date our proxy statement for the previous year's annual meeting was first mailed to stockholders, plus one year; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) days from the date contemplated at the time of the previous year's proxy statement, notice by the stockholder to be timely must be so received a reasonable time before the solicitation is made.

Deadlines for Submission of Stockholder Proposals or Nominations

        Stockholders are entitled to present proposals for consideration at future stockholder meetings provided that they comply with the proxy rules promulgated by the Securities and Exchange Commission (SEC) and our Bylaws.

        Stockholders wishing to present a proposal or nomination at our 2009 Annual Stockholder Meeting must submit such proposal to us by September 1, 2008 in order to be considered timely and whether or not such proposal or nomination is intended to be included in our proxy for the 2009 Annual Stockholder Meeting.

PROPOSAL ONE
ELECTION OF DIRECTORS

Nominees

        Pursuant to our Bylaws, our Board of Directors is divided into three classes. The directors are elected to serve staggered three-year terms, such that the term of one class of directors expires each year. We currently have five directors divided among the three classes as follows: Class I—Eric Wanger and Tacheng Chester Wang; Class II—Jeremiah J. Fleming and Mike Mon Yen Tsai; and Class III—Gilbert Hu. The current term of the Class III director expires at the Annual Meeting. One Class III director is to be elected at the Annual Meeting for a three-year term ending at the Annual Meeting in 2011 or when his successor is duly elected and qualified.

        Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the one (1) Class III nominee named below. In the event that such nominees are unable or decline to serve as a director at the time of the Annual Meeting, the proxies will be voted for a nominee who shall be designated by the remaining members of the Board of Directors. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of the nominees listed below and, in such event, the specific nominees to be voted for will be determined by the proxy holders. We are not aware of any nominees who are unable or unwilling to serve as a director.

Vote Required

        The Class III nominee receiving the highest number of affirmative votes of the shares entitled to be voted shall be elected to the Board of Directors.

        THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE NOMINEE LISTED BELOW.

        Listed below is the name, age and certain information relating to the director nominee as of September 30, 2007, as well as the other incumbent directors whose terms continue.

Name of Nominee	Age	Position With the Company	Director Since	Term Expires
Nominee for Class III Director:
Gilbert Hu	50	Chief Executive Officer and Director	1994	2008
Directors Whose Terms Continue:
Class I
Eric Wanger(1)(2)	45	Director	2007	2009
Tacheng Chester Wang(1)(2)	60	Director	2003	2009
Class II
Mike Mon Yen Tsai(1)(3)	57	Director	2004	2010
Jeremiah J. Fleming	50	President, Chief Operating Officer and Director	2007	2010

(1)
Member of the Audit Committee

(2)
Member of the Compensation Committee

(3)
Member of the Nominating and Corporate Governance Committee

Nominee for Class III Director

        Gilbert Hu founded AltiGen Communications, Inc. in May 1994. Mr. Hu has been Chief Executive Officer and Chairman of the Board of Directors of the Company since its inception in May 1994. Prior to AltiGen, Mr. Hu was founder, President and CEO of Centrum Communications, a pioneer in the remote networking industry, which was acquired by 3Com Corporation in early 1994. Mr. Hu has also served in technical and managerial roles at Vitalink Corporation, Convergent Technologies, and Luxcom. Mr. Hu earned an M.S. in Electrical Engineering from Arizona State University and received a B.S. in Electrical Engineering from National Chiao-Tung University in Taiwan.

Directors Whose Terms Continue

Class I Directors

        Eric D. Wanger (JD, CF) has served as a member of the Board of Directors of AltiGen since January 2007. Mr. Wanger is the managing member of Wanger Investment Management, LLC. He has served as a senior investment analyst in software, technology and business services at Barrington Research Associates and the Edgewater Funds. Between 1991 and 1996, Mr. Wanger was President of EDW, Ltd, providing consulting services and software development for large multi-vendor computer networks. Between 1986 and 1991, Mr. Wanger was President of Cornerstone Information Systems, Inc. a systems integrator specializing in office automation and accounting systems. Mr. Wanger received a JD from Stanford Law School and a B.S. in Mathematics from the University of Illinois (Urbana-Champaign). He is a Chartered Financial Analyst and a member of the California Bar.

        Tacheng Chester Wang has served as a member of the Board of Directors of AltiGen since October 2003. In April 2000, Mr. Wang co-founded Acorn Campus, LLC, a $100 million incubator/venture fund, where he currently serves as a general partner. Mr. Wang also is a founding member of Acorn Angels, an investor development support conglomerate. Prior to Acorn, from April 1984 to April 2000, Mr. Wang served as the Chairman of Pacific Rim Financial Corp., a real estate development company. Mr. Wang received a B.S. in Physics from Tsinghua University in Taiwan and a Ph.D. in Physics from the University of Oregon.

Class II Directors

        Mike Mon Yen Tsai has been a member of the Board of Directors of AltiGen since July 2004. Since September 2005, Mr. Tsai has served as the Chairman and CEO of UpperVision, Inc., a pioneer in enterprise security policy management. Since August 1995, Mr. Tsai has also served as the Chairman of Salutron, Inc., a consumer electronics company. From February 2004 to July 2004, Mr. Tsai served as the General Manager and Executive Vice President of Verisity, Ltd, an electronics design automation company. Prior to Verisity, from January 1997 to February 2004, Mr. Tsai served as the President and Chief Executive Officer of Axis Systems, Inc., an electronics design automation company. Mr. Tsai is also an active investor in emerging growth companies. Mr. Tsai received a Ph.D. from University of Illinois at Urbana-Champaign in Electrical Engineering in 1978.

        Jeremiah J. Fleming is currently President and Chief Operating Officer. Mr. Fleming has been a member of the Board of Directors of AltiGen since July 2007. For the past ten years, Mr. Fleming has served as a member of the executive management team of Interactive Intelligence, Inc. When Interactive Intelligence launched its Vonexus subsidiary in 2004 to focus on Microsoft-based IP communications solutions, Mr. Fleming was appointed President of Vonexus. In that role, he was responsible for corporate strategy, management, business development and overall financial performance. Mr. Fleming originally joined Interactive Intelligence, Inc. as Vice President of Sales in 1997 to drive the inaugural launch of the company's enterprise communications software. Following Interactive Intelligence's initial public offering in 1999, Mr. Fleming was promoted to Executive Vice President of Sales for the Americas, Europe, Middle East and Africa. Previously, he spent five years at Software Artistry Inc. in various management positions, including Vice President, Domestic Sales from January 1995 to February 1997. Mr. Fleming holds a B.A degree and an M.B.A. degree from the University of Missouri.

Director Nomination

        Criteria for Board Membership.    In selecting candidates for appointment or re-election to the Board, the Nominating and Corporate Governance Committee (the Nominating Committee) considers the appropriate balance of experience, skills and characteristics required of the Board of Directors, and seeks to ensure that at least a majority of the directors are independent within the meaning of Rule 4200 of the Nasdaq Marketplace Rule (the "Rules"), that members of the Company's audit committee meet the financial literacy and sophistication requirements under the Rules and at least one of them qualifies as an "audit committee financial expert" under the rules of the SEC. Nominees for director are selected on the basis of their depth and breadth of experience, integrity, ability to make independent analytical inquiries, understanding of the Company's business environment, and willingness to devote adequate time to Board duties.

        Stockholder Nominees.    The Nominating Committee will consider written proposals from stockholders for nominees for director, provided such proposals meet the requirements described herein and in our Bylaws. Any such nominations should be submitted to the Nominating Committee c/o the Secretary of the Company at our principal executive offices, located at 4555 Cushing Parkway, Fremont, California 94538, and should include the following information: (a) all information relating to such nominee that is required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) the names and addresses of the stockholders making the nomination and the number of shares of the Company's common stock which are owned beneficially and of record by such stockholders; and (c) appropriate biographical information and a statement as to the qualification of the nominee. All such items should be submitted in the time frame described in the Bylaws of the Company and under the caption, "Deadlines for Submission of Stockholder Proposal or Nominations" above.

        Process for Identifying and Evaluating Nominees.    The Nominating Committee believes the Company is well-served by its current directors. In the ordinary course, absent special circumstances or a material change in the criteria for Board membership, the Nominating Committee will renominate incumbent directors who continue to qualify for Board service and remain willing to serve as directors. If an incumbent director chooses not to stand for re-election, or if a vacancy on the Board occurs between annual stockholder meetings, the Nominating Committee will seek out potential candidates for Board appointment who meet the criteria for selection as a nominee. Director candidates will be selected based on input from members of the Board, senior management and, if the committee deems it appropriate, a third-party search firm. The Nominating Committee will evaluate each candidate's qualifications and check relevant references; in addition, such candidates will be interviewed by at least one member of the Nominating Committee. Candidates meriting serious consideration will meet with all members of the Board. Based on this input, the committee will evaluate which of the prospective candidates is qualified to serve as a director and whether the committee should recommend to the Board that this candidate be appointed to fill a current vacancy on the Board, or presented for the approval of the stockholders, as appropriate. We have not paid any fees to any third party to assist in identifying or evaluating director candidates. The Nominating Committee will use a similar process to evaluate nominees recommended by stockholders.

Board Meetings and Committees

        Our Board of Directors held a total of four meetings during the fiscal year ended September 30, 2007. The committees of the Board of Directors include an Audit Committee, a Compensation Committee and the Nominating Committee. During the last fiscal year, no director attended fewer than 75% of the sum of the total number of meetings of the Board of Directors and the total number of meetings of the committees upon which that director served, held subsequent to his becoming a director or his appointment to such committee. The independent directors of the Board of Directors periodically meet separately in executive sessions (i.e., without any members of management present) to discuss corporate business and governance. During the last fiscal year, one such executive session was held. While members of our Board of Directors are not required to attend our annual meeting of stockholders, they are encouraged to attend. Last year, Gilbert Hu attended our annual meeting.

        We have written charters for the Audit Committee, the Compensation Committee, and the Nominating Committee, copies of each are available on our website, free of charge, at www.altigen.com. You can also obtain copies of the charters, free of charge, by writing to us at AltiGen Communications, Inc., 4555 Cushing Parkway, Fremont, CA 94538.

        The Audit Committee currently consists of Messrs. Tsai, Wang and Wanger. Each member of the Audit Committee is an "independent director" as defined in Rule 4200 of the National Association of Securities Dealers' listing standards. Furthermore, the Board has determined that at least one member of the Audit Committee, Mr. Wang, serves as our audit committee financial expert. The Audit Committee held four meetings during the last fiscal year. The Audit Committee is responsible for retaining our independent auditors, pre-approving all audit and non-audit services provided by AltiGen's auditors, reviewing and discussing with management the results and scope of audit and other services provided by the independent auditors and reviewing the accounting principles and auditing practices and procedures to be used in our financial statements. The Board of Directors adopted an amended and restated charter for the Audit Committee in July 2004.

        The Compensation Committee currently consists of Messrs. Wang and Wanger. Messrs. Wang and Wanger are considered "independent directors" as defined in Rule 4200 of the National Association of Securities Dealers' listing standards, as may be modified or supplemented to date. The Compensation Committee met four times in the last fiscal year. The Compensation Committee reviews and makes recommendations to the Board of Directors regarding the compensation of executive officers and other managerial employees. The Compensation Committee also reviews and approves option grants.

        The Nominating Committee currently consists of Messr. Tsai. The board has determined that Messr. Tsai is considered "independent director" as defined in Rule 4200 of the National Association of Securities Dealers' listing standards. The Nominating Committee was formed in July 2004. Prior to such time, the Company did not have a Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee assists the Board in identifying qualified individuals to become directors, monitors the process to assess Board effectiveness and helps develop and implement the Company's corporate governance guidelines. The Nominating Committee also considers nominees proposed by shareholders. The Nominating and Corporate Governance Committee met or acted by written consent once in fiscal 2007.

Communication between Shareholders and Directors

        Stockholders or other interested parties may communicate with any director or committee of the Board by writing to them c/o Investor Relations, AltiGen Communications, Inc., 4555 Cushing Parkway, Fremont, CA 94538 or by sending an e-mail to ir@altigen.com or by calling the Investor Relations department at (510) 252-9712 ext. 413. Comments or questions regarding the Company's accounting, internal controls or auditing matters will be referred to members of the Audit Committee. Comments or questions regarding the nomination of directors will be referred to members of the Nominating and Corporate Governance Committee. All appropriate communications will be compiled by our Secretary and submitted to the Board of Directors or an individual director, as appropriate, on a periodic basis.

Compensation Committee Interlocks and Insider Participation

        No member of our Compensation Committee serves on or has served on the board of directors or compensation committee of another entity that has one or more members serving on our Board of Directors or Compensation Committee.

Director Compensation

        The directors receive $1,000 cash compensation for attending each meeting of the Board of Directors and an additional $1,000 for each committee meeting, and are reimbursed for their reasonable and necessary expenses associated with attendance of such meetings.

Directors Compensation Table for the Fiscal Year Ended September 30, 2007

Name	Fees Earned or Paid in Cash ($)	Value of Outstanding Option Awards ($)(1)	Total ($)	Option Awards during 2007 (#)	Grant Date Fair Value of 2007 Option Awards($)
Gilbert Hu	4,000	50,264	54,264	—
Eric Wanger	5,000	8,418	13,418	20,000	31,200
Tacheng Chester Wang	8,000	4,369	12,369	—
Mike Mon Yen Tsai	6,000	7,290	13,290	—
Jeremiah J. Fleming(2)	1,000	108,061	109,061	600,000	564,000

(1)
The value reported in this column is the amount we expensed during 2007 for each director's option award calculated in accordance with SFAS No. 123(R).

(2)
On April 27, 2007, the Company sold and issued 300,000 shares of common stock to Mr. Fleming at a fair market value of $1.70. The grant date fair value of 2007 option awards is less the aggregate exercise price.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

        The Audit Committee has appointed Moss Adams LLP, the Company's independent registered public accounting firm, to audit the Company's consolidated financial statements for fiscal year 2008. Moss Adams LLP has served as the Company's independent registered public accounting firm since fiscal year 2006. At the Annual Meeting, the shareholders are being asked to ratify the appointment of Moss Adams LLP as the Company's independent registered public accounting firm for fiscal year 2008. In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection. Representatives of Moss Adams LLP will be present at the Annual Meeting and will have the opportunity to respond to appropriate questions and to make a statement if they so desire.

Vote Required

        The affirmative vote of a majority of the total number of shares present and voting, assuming that a quorum has been established, will be required to ratify the appointment of Moss Adams LLP as the Company's independent public accountants for the fiscal year ending September 30, 2008.

        THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF MOSS ADAMS LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS.

Audit and Non-Audit Fees

        The following table presents fees for professional audit services rendered by Moss Adams LLP and Deloitte & Touche LLP for the audit of the Company's annual financial statements for the year ended September 30, 2007 and September 30, 2006 and fees billed for other services rendered by Moss Adams LLP and Deloitte & Touche LLP during those periods.

	Fiscal Year Ended September 30,
	2007	2006
	(in thousands)
Moss Adams LLP
Audit Fees(1)	$216	$160
Audit-Related Fees(2)	—	—
Tax Fees(3)	25	30
All Other Fees(4)	—	—

Total	$241	$190

Deloitte & Touche LLP
Audit Fees(1)	$—	$88
Audit-Related Fees(2)	—	—
Tax Fees(3)	10	—
All Other Fees(4)	9	20

Total	$19	$108

(1)
Audit fees consist of fees relate to professional services rendered in connection with the audit of our consolidated annual financial statements, quarterly review of the interim consolidated financial statements included in our Forms 10-Q, and audit services provided in connection with other statutory and regulatory filings. For fiscal year ended September 30, 2006, Moss Adams LLP's audit fees included professional services rendered in connection with the audit of our consolidated annual financial statements and the review of our interim consolidated financial statements included in our third quarter report on Form 10-Q. During the same period, Deloitte & Touche LLP's audit fees included the review of our interim consolidated financial statements included in our first and second quarter reports on Form 10-Q.

(2)
There were no audit-related fees incurred in fiscal 2007 or 2006 which would have consisted of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under "Audit Fees."

(3)
Tax fees consist of fees related to professional services rendered for tax compliance and tax planning (domestic and international). These services include assistance regarding federal, state and international tax compliance and tax planning. Moss Adams LLP's tax fees were approximately $25,000 and $30,000 for fiscal year 2007 and 2006, respectively. During fiscal 2007, we paid Deloitte & Touche LLP approximately $10,000 for services related to the review of international filing requirements and consultation with Moss Adams LLP in connection with the transition of our tax preparation services to Moss Adams LLP.

(4)
All other fees consist of fees for products and services other than the services reported above. During fiscal 2007, Deloitte & Touche LLP billed the Company approximately $9,000 for services rendered in connection with the consent issued with the Company's filing Form 10-K for the year ended September 30, 2006. During fiscal year 2007, Moss Adams LLP did not provide any services other than as described above. During fiscal 2006, Deloitte & Touche LLP billed the Company approximately $20,000 for services rendered in connection with the filing of one of our Current Reports on Form 8-K.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

        The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has adopted a policy for the pre-approval of services provided by the independent auditors. Under the policy, pre-approval generally is provided for up to one (1) year and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. In addition, the Audit Committee may also pre-approve particular services on a case-by-case basis. For each proposed service, the independent auditor is required to provide detailed back-up documentation at the time of approval. The Audit Committee may delegate pre-approval authority to one or more of its members. Such member must report any decisions to the Audit Committee at the next scheduled meeting.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

        The Compensation Committee acts on behalf of the board of directors and, by extension, the stockholders of the Company to establish, implement and continually monitor adherence with the Company's compensation philosophy. The Compensation Committee ensures that the total compensation paid to the Company's executive officers is competitive and consistent with the Company's compensation philosophy and the Compensation Committee's charter, a copy of which may be obtained on the Company's website at www.altigen.com. The Compensation Committee relies upon management and may consider outside compensation consultants to provide information and recommendations to establish specific compensation packages for executives.

Philosophy and Objectives

        AltiGen's executive compensation policies are designed to attract and retain qualified executives who will contribute to its long-term success, to reward executives for achieving AltiGen's financial goals, and to align executive compensation and stockholder interests through equity-based plans. The Compensation Committee believes that strong financial performance, on a sustained basis, is the most certain avenue through which AltiGen can positively affect long-term stockholder return. Furthermore, the Compensation Committee believes that, in order to attract and retain the most qualified executives in the industry, AltiGen's compensation policies must be competitive with other companies of comparable size and in similar industries and must reinforce strategic performance objectives through the use of incentive compensation programs. In order to provide incentives to executive officers, a portion of their annual compensation is paid as a bonus. The amount of the bonus for each person is determined on the basis of several indicators of corporate performance as outlined below.

Role of Executive Officers in Compensation Decisions

        The Compensation Committee makes all compensation decisions for the named executive officers and approves recommendations regarding equity awards to all employees.

        The Chief Executive Officer annually reviews the performance of each other executive officer. The Compensation Committee reviews the performance of the Chief Executive Officer. The Compensation Committee decisions are based in part, on these annual performance reviews, including with respect to salary adjustments, annual bonus amounts and annual stock option grants. The Compensation Committee can exercise its discretion to modify any recommendations of the Chief Executive Officer.

Setting Executive Compensation

        Based on the foregoing goals, the Compensation Committee has structured the Company's overall executive compensation in order to make the Company competitive from a compensation standpoint when compared to its peers and to reward strong performance. In order to aid the Compensation Committee in obtaining its objectives, the Compensation Committee relies upon management and may engage an outside human resources consulting firm to provide it with information and recommendations with respect to compensation matters. The Compensation Committee also considers the Company's overall performance as well as the individual performance of its executive officers when determining cash bonuses and salary adjustments.

        In making compensation decisions, the Compensation Committee gathers and analyzes data and suggestions, including data on the compensation peer group of publicly-traded and privately-held technology companies. This peer group consists of companies against which the Compensation Committee believes the Company must compete for talent and for stockholder investment.

        While AltiGen typically competes with many larger companies for executive talent, the Compensation Committee maintains total compensation at levels appropriate for a company of its size. The Compensation Committee believes that the potential for increase in the value of the equity of the equity underlying the Company's stock option grants creates a powerful incentive for its employees when compared to the awards issued by larger companies.

2007 Executive Compensation Components

        For the 2007 fiscal year, the principal components of compensation for named executive officers were:

  •
  Base salary;

  •
  Cash bonus;

  •
  Stock option grants;

  •
  Retirement and other benefits; and

  •
  Perquisites and other benefits.

Base Salary

        The Committee regularly reviews each executive officer's base salary. The Compensation Committee believes that executive salaries must be sufficiently competitive to attract and retain key executives. Base pay and annual increases are determined (A) primarily through an analysis of each individual's salary and total target compensation relative to salaries for similar positions within AltiGen and at peer companies, and (B) to a lesser extent, through a subjective analysis of each individual's contributions to AltiGen's success.

        Salary levels are typically considered annually as part of the Company's performance review process. Stock price performance has not been a factor in determining annual base salary compensation because the price of the Company's common stock is subject to a variety of factors outside our control.

Cash Bonus

        AltiGen's executive bonus plan provides for incentive compensation to some but not all of its executive officers and other key employees and will be determined by a percentage of AltiGen's revenue or accounts receivable collected. Individual performance is measured based on goals related to each person's function within the organization. Bonuses generally are awarded to executives if AltiGen meets or exceeds prescribed revenue and account receivable objectives. If AltiGen fails to meet these objectives, awards may be significantly reduced or even eliminated if minimum thresholds are not achieved. Conversely, if AltiGen overachieves these objectives, awards may be significantly increased above target thresholds. In 2007, the Compensation Committee established a total 2007 target incentive bonus amount ("Target Bonus") for three of AltiGen's executive officers (including the CEO). The Target Bonus ranged from 0.40% to 0.80% of each participating executive's base salary. The Compensation Committee used AltiGen's historical data to determine and award bonuses. Bonus pay ranges from monthly to quarterly. Bonus targets are established annually.

Long-Term Incentive Compensation

        AltiGen's option plans provide for long-term incentive compensation for employees of AltiGen, including executive officers. These awards give employees an equity interest in AltiGen, thereby aligning the interests of executive officers and stockholders and providing incentives to maximize stockholder value.

Stock Option Grants

        Grants under AltiGen Stock Option Plans enable the Company to:

  •
  Enhance the link between the creation of stockholder value and long-term executive incentive compensation;

  •
  Provide an opportunity for increased equity ownership by executives; and

  •
  Maintain competitive levels of total compensation.

        Stock option award and are granted at the Compensation Committees' meetings throughout the year, subject to their discretion. The Compensation Committee considers recommendations by management with respect to grants to newly hired or promoted executives at the first meeting following their hire or promotion.

        Options are awarded at the closing price of the Company's common stock on the date of the grant. The Committee has never granted options with an exercise price that is less than the closing price of the Company's common stock on the grant date.

        The options generally vest over multiple years and have a per share exercise price equal to the fair market value of AltiGen's stock on the grant date. The number of options the Compensation Committee grants to each officer and each option's vesting schedule are determined based on a variety of factors, including (1) the executive's position at AltiGen, (2) his or her individual performance, and (3) other factors, including independent equity compensation survey data.

        Vesting ceases upon termination of employment, and the vested stock options may generally be exercised for three months following the date of termination. Prior to the exercise of an option, the holder has no rights as a stockholder with respect to the shares subject to such option, including voting rights and the right to receive dividends or dividend equivalents.

Retirement and Other Benefits

        All employees in the United States, including the executive officers, are eligible to participate in the Company's 401(k) plan, medical and dental insurance, employee stock purchase plan, as well as the Company's life and disability insurance policy.

Profit Sharing Plan

        The Company also maintains a profit-sharing plan. The employee profit sharing plan has been established to share with each employee the rewards of a profitable company. The profit sharing pool will consist of approximately ten percent (10%) of our quarterly profit from operations before taxes.

Perquisites and Other Personal Benefits

        The Company does not provide perquisites and other personal benefits.

Compensation of the CEO

        The Compensation Committee determines the CEO's compensation following criteria similar to those used to determine the compensation for our other executive officers. Our CEO is the person most responsible for the Company's overall performance, as such; more of his potential compensation is tied to the Company's financial performance.

Tax and Accounting Implications

Deductibility of Executive Compensation

        Under Section 162(m) of the Internal Revenue Code ("IRC"), AltiGen generally receives a federal income tax deduction for compensation paid to any of its named executive officers only if the compensation is less than $1 million during any fiscal year or is "performance-based" under IRC Section 162(m). AltiGen's executive bonus plan and stock option plans permit the Compensation Committee to pay compensation that is "performance-based" and thus fully tax-deductible by AltiGen.

        The Compensation Committee currently intends to continue seeking a tax deduction for all of AltiGen's executive compensation, to the extent we determine it is in the best interests of AltiGen. The Compensation Committee believes that the total compensation paid by AltiGen will not affect the tax deductions available to it with respect to the compensation of any of its executive officers.

Accounting for Stock-Based Compensation

        Beginning on October 1, 2005, the Company began accounting for stock-based payments in accordance with the requirements of FASB Statement 123(R).

Compensation of Executive Officers

        The following table sets forth the compensation paid by AltiGen during the past fiscal year to (i) the chief executive officer, (ii) the chief financial officer, and (iii) each of the three most highly compensated executive officers (or such lesser number of executive officers as AltiGen may have) of AltiGen not serving as chief executive officer and (iv) up to an additional two individuals that would have been included under item (iii) but for the fact that the individuals were not serving as executive officers as of the end of AltiGen's fiscal year, all of whom are collectively referred to as the "Named Officers."

Summary Compensation Table for the Fiscal Year Ended September 30, 2007

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)	Total($)
Gilbert Hu Chairman of the Board and Chief Executive Officer	2007 2006 2005	150,000 150,000 150,000	103,122 98,426 87,527	50,264 90,147 —	764 1,840 —	— — —	304,150 340,413 237,527
Jeremiah J. Fleming President, Chief Operating Officer and Director	2007 2006 2005	75,000 — —	54,591 — —	108,061 — —	— — —	— — —	237,652 — —
Philip M. McDermott Chief Financial Officer	2007 2006 2005	150,000 150,000 150,000	62,199 64,278 54,092	37,698 67,610 —	764 1,840 —	— — —	250,661 283,728 204,092
Shirley Tsyr-Yi Sun Vice President of Research and Development	2007 2006 2005	151,608 146,000 146,000	— — —	24,773 45,812 —	764 1,840 —	— — —	177,145 193,652 146,000
Simn Chouldjian Vice President of Hardware Engineering	2007 2006 2005	136,950 132,000 132,000	— — —	5,379 19,567 —	764 1,840 —	— — —	143,093 153,407 132,000
Michael Plumer Vice President of Sales	2007 2006 2005	95,000 95,000 95,000	129,170 128,649 112,464	20,212 36,822 —	764 1,840 —	— — —	245,146 262,311 207,464

(1)
Amounts shown do not reflect compensation actually received by the named executive officer. Instead, the amounts shown are the aggregate expense recognized for financial statement reporting purposes in 2007, as determined pursuant to SFAS 123R.

(2)
Incentive compensation includes profit sharing paid to the above executive officers. The employee profit sharing plan has been established to share with each employee the rewards of a profitable company. The profit sharing pool will consist of approximately ten percent (10%) of AltiGen's quarterly profit from operations before taxes.

Stock Options Granted in 2007 Fiscal Year

        The following table sets forth certain information with respect to stock options granted to the named executive officer and directors in fiscal year 2007.

Name	Grant Date	Number of Securities Underlying Options Granted (#)	Exercise Price Per Share ($/share)
Eric Wanger(1)	01/22/07	20,000	1.56
Jeremiah J. Fleming(1)	04/03/07	300,000	1.88
Jeremiah J. Fleming(2)	04/27/07	300,000	1.70

    (1)
    Each of these options was granted pursuant to the Company's 1999 Stock Option Plan. All such options vest over a four-year period, subject to continued employment with the Company. The exercise price of each option set forth above was the closing price of our stock on NASDAQ on the grant date.

    (2)
    The option was granted pursuant to the Company's 1999 Stock Option Plan. The option is 100% vested on the date of grant.

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

        The following table summarizes the value of options held at September 30, 2007 by our named executive officers. The value of unexercised in-the-money options at September 30, 2007 figures are based on the difference between $1.57, which is the closing price of our Common Stock as quoted on the Nasdaq Stock Market as of the close of business on September 30, 2007, and each option's per-share exercise price, multiplied by the number of shares issued upon exercise of the option.

Outstanding Equity Awards at Fiscal 2007 Year-End

Option Awards
Number of Securities Underlying Unexercised Options (#)(1)
Name			Option Exercise Price ($)	Option Expiration Date
	Exercisable	Unexercisable
Gilbert Hu	80,000 80,000 30,000	— — —	0.780 0.600 0.930	07/23/2001 11/11/2002 11/18/2002
Jeremiah J. Fleming	—	—	—	—
Philip McDermott	40,000 46,000	— —	0.780 0.600	07/23/2001 11/11/2002
Shirley Tsyr-Yi Sun	44,320 35,000 40,000 29,200	— — — —	0.835 0.780 0.600 0.930	04/16/1998 07/23/2001 11/11/2002 11/18/2002
Simon Chouldjian	10,000 20,000 10,000	— — —	0.780 0.600 0.930	07/23/2001 11/11/2002 11/18/2002
Michael Plumer	4,638 5,989 20,000 19,000 10,000 25,000	— — — — — —	0.234 0.835 0.780 0.930 0.590 0.600	10/30/1997 04/17/1998 07/23/2001 01/18/2002 07/15/2002 11/11/2002

(1)
Each of these options was granted pursuant to the Company's 1994 and 1999 Stock Option Plan. All such options vest over a four-year period, subject to continued employment with the Company. The exercise price of each option set forth above was the closing price of our stock on NASDAQ on the grant date.

OPTION EXERCISES AND STOCK VESTED

        The following table shows all stock options exercised and value realized upon exercise, and all stock awards vested and value realized upon vesting, by the named executive officers during fiscal year 2007.

Option Exercises and Stock Vested Table for the Fiscal Year Ended September 30, 2007

Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)
Gilbert Hu	—	—
Jeremiah J. Fleming	300,000	—
Philip McDermott	—	—
Shirley Tsyr-Yi Sun	—	—
Simon Chouldjian	—	—

(1)
Value realized on exercise is the difference between the market price of AltiGen common stock at the date of exercise and the option exercise price, multiplied by the number of shares exercised (whether or not any Securities were sold).

REPORT OF THE COMPENSATION COMMITTEE

        The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included above. Based on that review and discussion, the Compensation Committee has recommended to the Company's Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2007.

        This Report is respectfully submitted by the Compensation Committee of the Company's Board of Directors.

The Compensation Committee
Eric Wanger Tacheng Chester Wang

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

        The following is the report of the Audit Committee with respect to the AltiGen's audited financial statements for the fiscal year ended September 30, 2007. The information contained in this report shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the 1934 Securities Exchange Act, as amended, except to the extent that AltiGen specifically incorporates such information by reference into such filing.

        Established in June 1999, the Audit Committee makes recommendations to the Board of Directors regarding the selection of the independent registered public accounting firm, pre-approves all audit and non-audit services provided by AltiGen's independent public accountants, reviews and discusses with management the results and scope of audit and other services provided by the independent registered public accounting firm and reviews the accounting principles and auditing practices and procedures to be used in AltiGen's financial statements. Each member of the Audit Committee is an "independent director" as defined in Rule 4200 of the National Association of Securities Dealers' listing standards. Tacheng Chester Wang serves as our audit committee financial expert.

Audited Financial Statements

        The Audit Committee has reviewed and discussed with management the audited financial statements prepared for the fiscal year ended September 30, 2007. In addition, the Audit Committee discussed the audited financials with Moss Adams LLP, AltiGen's independent registered public accounting firm for the last fiscal year, including such items required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU§ 380) requirements. The Audit Committee has also received a letter and other written disclosures from Moss Adams LLP required by Independence Standards Board Standard No.1 (Independence Discussions with Audit Committees), as may be modified or supplemented and has discussed with Moss Adams LLP, the independence of AltiGen's independent accountants.

        Based on the review and discussions described above, as well as such other matters deemed relevant and appropriate by the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited financial statements for the last fiscal year be included in AltiGen's Annual Report on Form 10-K for the fiscal year ended September 30, 2007.

The Audit Committee
Eric Wanger Tacheng Chester Wang Mike Mon Yen Tsai

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information regarding the beneficial ownership of shares of our Common Stock as of November 15, 2007. The table shows ownership by:

  •
  each person or entity known to us to beneficially own five percent (5%) or more of the shares of our outstanding stock;

  •
  each of our directors;

  •
  each of our Named Executive Officers;

  •
  each nominee for director, if such person is not currently a director or executive officer; and

  •
  all of our directors, executive officers, and director nominees as a group.

        This information is based on information received from or on behalf of the named individuals. The column entitled "Options" consists of shares of common stock subject to options exercisable or currently exercisable within 60 days of November 15, 2007, which are deemed to be outstanding for the purpose of computing the percentage ownership of the person holding the options. As of November 15, 2007, AltiGen had 15,770,125 shares outstanding.

        Unless otherwise indicated, the principal address of each of the stockholders below is: c/o AltiGen Communications, Inc., 4555 Cushing Parkway, Fremont, California 94538. Except as otherwise indicated in the footnotes to this table, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of our Common Stock beneficially owned by them.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Options	Percentage of Shares Beneficially Owned
Directors and Executive Officers
Gilbert Hu(1)	1,077,809	473,334	6.8%
Eric Wanger	869,573	—	5.5%
Jeremiah J. Fleming	300,000	—	*
Philip McDermott	11,871	359,371	*
Shirley Tsyr-Yi Sun	18,541	340,132	*
Michael Plumer	60,538	180,645	*
Simon Chouldjian	58,803	175,989	*
Mike Mon Yen Tsai	—	32,916	*
Tacheng Chester Wang	—	40,000	*
All directors and executive officers as a group (9 persons)	2,397,135	1,602,387	12.3%

*
Less than 1%

(1)
Includes 11,978 shares registered in the name of Mr. Hu's wife May Kuei-Rong Hu, 30,000 shares registered in the name of Mr. Hu's daughter, Michelle Hu, and 99,841 shares registered in the name of Mr. Hu's daughter, Stephanie Hu.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Employment Contracts

        Effective December 18, 2007, we entered into an employment agreement with Jeremiah J. Fleming, our President and Chief Operating Officer. The agreement provides that, in the event of a change of control of AltiGen immediately after which Mr. Fleming no longer holds the title and responsibilities of President and Chief Operating Officer (or a position of similar title and responsibilities), all of his options immediately will vest and become exercisable. The agreement also provides that, in the event that Mr. Fleming is terminated for any reason, he will be entitled to receive: (a) any unpaid compensation accrued up to the effective date of termination (including accrued bonuses); (b) payment for any accrued but unused vacation; (c) benefits or compensation as provided under the terms of any Company employee benefit and compensation agreements or plans applicable to him; (d) payment of any unreimbursed business expenses required to be reimbursed to him; and (e) continued rights to indemnification under the Company's Certificate of Incorporation, Bylaws, the agreement, or any separate indemnification agreement, as applicable. In addition, if the termination is by the Company without cause or if Mr. Fleming resigns for Good Reason (as defined in the agreement), then he will be entitled to receive (a) a lump sum payment equal to his total compensation for the greater of (I) the period between the effective date of his termination or resignation and April 2, 2009 or (II) twelve (12) months, (in each case, less applicable tax withholdings), (b) full accelerated vesting with respect to the shares subject to then outstanding, unvested equity awards, and (c) reimbursement for premiums paid for continued health benefits for him (and any eligible dependents) under the Company's health plans until the earlier of (I) twelve (12) months following his termination, payable when such premiums are due (provided he validly elects to continue coverage under COBRA), or (II) the date upon which he and his eligible dependents become covered under similar plans.

        In June 1999, we entered into an employment agreement with Philip McDermott, our Chief Financial Officer. The agreement provides that, in the event of a change of control of AltiGen immediately after which Mr. McDermott no longer holds the title and responsibilities of Chief Financial Officer (or a position of similar title and responsibilities), all of his options immediately will vest and become exercisable. Mr. McDermott holds options for 371,871 shares of our Common Stock as of November 15, 2007.

Compensation Committee Interlocks and Insider Participation

        No member of our Compensation Committee serves on or has served on the board of directors or compensation committee of another entity that has one or more members serving on our Board of Directors or Compensation Committee.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires AltiGen's executive officers, directors and persons who own more than 10% of AltiGen's common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission. These persons are required to provide AltiGen with copies of all Section 16(a) forms that they file. Based solely on AltiGen's review of these forms and written representations from the executive officers and directors, AltiGen believes that all Section 16(a) filing requirements were met during fiscal year 2007.

OTHER MATTERS

        We do not know of any other matters to be submitted to the Annual Meeting. If any other matters properly come before the Annual Meeting, or at any and all adjournments or postponements thereof, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Board of Directors may recommend.

BY ORDER OF THE BOARD OF DIRECTORS

Philip M. McDermott Chief Financial Officer and Secretary

Dated: January 3, 2008

—PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.—

Proxy—ALTIGEN COMMUNICATIONS, INC.

2008 ANNUAL MEETING OF STOCKHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of AltiGen Communications, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement and hereby appoints Jeremiah Fleming and Philip McDermott, or either of them, as attorney-in-fact, each with full power, on behalf and in the name of the undersigned, to represent the undersigned at the 2008 Annual Meeting of Stockholders of AltiGen Communications, Inc. to be held on February 7, 2008, at 10:00 a.m., local time, at the Company's principal executive offices, located at 4555 Cushing Parkway, Fremont, California 94538, and at any postponement or adjournment thereof, and to vote all shares of common stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side and in their discretion, upon such other matter or matters which may properly come before the meeting and any adjournment thereof.

This proxy will be voted as directed or, if no contrary direction is indicated, will be voted FOR the election of the specified nominee as director, FOR the ratification of the appointment of Moss Adams LLP as the Company's independent registered accounting firm, and as said proxies deem advisable on such other matters as may properly come before the meeting.

THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF THE SPECIFIED NOMINEE AS DIRECTOR, FOR THE RATIFICATION OF THE APPOINTMENT OF MOSS ADAMS LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THIS MEETING.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

[SAMPLE BAR CODE]
[SAMPLE BAR CODE] C123456789
		00004	000000000.000000 ext	000000000.000000 ext
[SAMPLE BAR CODE]	MR A SAMPLE		000000000.000000 ext	000000000.000000 ext
	DESIGNATION (IF ANY)		000000000.000000 ext	000000000.000000 ext
ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 [SAMPLE BAR CODE]
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

—PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.—

A Proposals—The Board of Directors recommends a vote FOR the nominee listed and FOR Proposal 2.

1.	Election of Director:	For	Withhold	+
	01—Gilbert Hu*	☐	☐
*To elect one (1) director to serve a term of three years and hold office until his respective successor has been elected and qualified or until his earlier resignation or removal.
		For	Against	Abstain
2.	To ratify the appointment of Moss Adams LLP as the Company's Independent registered public accounting firm for the fiscal year ending September 30, 2008.	☐	☐	☐	In their discretion, upon such other matter or matters as may properly come before the meeting and any postponement or adjournment thereof.

B    Non-Voting Items

Change of Address—Please print new address below.

C    Authorized Signatures—This section must be completed for your vote to be counted.—Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy)—Please print date below.	Signature 1—Please keep signature within the box.	Signature 2—Please keep signature within the box.

/ /

[SAMPLE BAR CODE]	C 1234567890 J N T 1 1 A V 0 1 5 6 7 9 1	MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND +
‹STOCK#› 00T2DD

QuickLinks

PROPOSAL ONE ELECTION OF DIRECTORS
Directors Compensation Table for the Fiscal Year Ended September 30, 2007
PROPOSAL TWO RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
REPORT OF THE COMPENSATION COMMITTEE
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
OTHER MATTERS